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                                                                  EXHIBIT 23.1



                    [LETTERHEAD OF KPMG PEAT MARWICK LLP]


Consent of Independent Auditors


The Board of Directors
inTEST Corporation



We consent to the use of our report dated March 14, 1997, except for the first two paragraphs of Note 12, as to which the date is April 25, 1997, and the third paragraph of Note 12, as to which the date is June 4, 1997, relating to the consolidated balance sheets of inTEST Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, incorporated by reference in this registration statement on Form S-8, which report appears in inTEST Corporation's Form S-1 dated June 17, 1997.







January 8, 1998                              KPMG Peat Marwick LLP

                                             /s/ KPMG Peat Marwick LLP
                                             ---------------------------
                                             Philadelphia, Pennsylvania